UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2015

ENDURANCE EXPLORATION GROUP, INC.

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 15, 2015, Endurance Exploration Group, Inc. (“Endurance”) entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide remotely operated vehicle (“ROV”) and other subsea equipment charter services, along with the personnel required in connection with the operation and monitoring of the ROV in connection with Endurance’s investigation, inspection, and salvage of a shipwreck, believed to be that of the SS Connaught, located off the coast of New England.  Steven Saint Amour, who serves as a member of the Board of Directors of Endurance, is a principal shareholder and officer of Eclipse.

Endurance will issue 2,000,000 shares of common stock to Eclipse, with an agreed value of $500,000, under the contract, and reimburse Eclipse in cash for it’s out of pocket costs plus 10%, including payments to personnel, engineers, and other technicians required to operate and maintain the ROV equipment during the summer mission

Separately, on May 15, 2015, Endurance entered into a contract with Overseas Marine Vessel Holding Corp, LLC (“Overseas”) to provide for the charter of the 120’ workboat, MV Manisee, to be used this summer in the shipwreck salvage.  Overseas is affiliated with Endurance’s CEO, and Endurance will not pay a charter fee for use of the vessel, but will be responsible for all out of pocket costs for operation of the vessel during the charter period, including but not limited to: vessel crew and personnel, fuel, maintenance, and vessel modifications.

Endurance expects that the survey and salvage mission will be conducted over a 4 month period, with mobilization taking place in mid-to-late June, and onsite survey and salvage work beginning in July and continuing until mid-September.

About the SS Connaught

Built in Ireland and launched in 1860, the 380-foot iron-hulled side-wheel steamer S.S. Connaught was lauded as one of the largest and most luxurious ocean-going liners in service, a true Titanic of her time. Upon sinking on only her second voyage, the S.S. Connaught became best known for her tragic role in what has been called one of the most courageous and daring rescues in maritime history.

The elegant S.S. Connaught departed Galway, Ireland on September 25, 1860, bound for Boston by way of St. John's, Newfoundland. She departed for the final leg to Boston with 50 first-class passengers, 417 in steerage and a full crew of 125. In addition, she was quietly loaded with £10,000 in gold coins, possibly bound for a visiting member of the British royal family.

Her routine voyage became perilous when she sprang a leak in a sudden storm, forcing passengers and crew alike to join forces in an effort to save her. Though the leak was brought under control, the doomed ship soon faced a far more dangerous adversary—a fire below her decks.

Smoke and flames drove passengers and crew alike to the top deck, building in strength so quickly that none of the gold cargo or valuable passenger belongings could be saved. Lifeboats were ordered lowered, but they were smashed by the violent waves.

Disaster seemed all but certain—until a tiny fruit transport sailed to intercept the burning ship. By this time the S.S. Connaught's hulls were so hot they boiled the waves as they crashed against her. Heroism abounded as a line was thrown across decks, transferring women and children first, then the male passengers and crew. There were soon so many people on the tiny fruit transport that they stood on every available patch of deck, some even clinging to the tall masts and rigging.

The Captain of the S.S. Connaught was bound by tradition to leave last. Soon after he departed, both rescuers and rescued watched as the S.S. Connaught disappeared beneath the waves, over one hundred miles from the nearest land.  It was a long and trying night, but every soul was safely delivered to Boston's India Wharf the following day.  Nearly 600 souls had been transferred from one of the largest ocean liners of the time to a tiny fruit transport without a single loss of life.

Copies of the contracts are attached hereto as Exhibits 10.1 and 10.2

The contracts were unanimously approved by the Board of Directors of Endurance.

More information about Endurance is available at the follow sites:

http://www.eexpl.com/

www.facebook.com/EnduranceExplorationGroup

Cautionary Information Regarding Forward-Looking Statements.

This Form 8-K and the attached press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this Form 8-K and in the attached press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of May 18, 2015. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this Form 8-K and attached press release as the result of new information or future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1

Letter Agreement between Endurance Exploration Group, Inc. and Eclipse Group Inc.

10.2

Letter Agreement between Endurance Exploration Group, Inc. and Overseas Marine Vessel Corp, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: May 18, 2015	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer

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